TECHNOLOGY LICENSE, LICENSE OPTION

AND TECHNICAL ASSISTANCE AGREEMENT

between

Vitro Diagnostics, Inc.

And

James T. Posillico, Ph.D.

Dated as of March 29, 2011

THIS AGREEMENT is between Vitro Diagnostics, Inc., (DBA Vitro Biopharma)  a Nevada corporation, having a principal place of business at 4621 Technology Drive
Golden, Co 80403, U.S.A. (hereinafter called “Licensor”); and James T. Posillico, Ph.D., an individual residing in Chester, New Jersey, (hereinafter called “Licensee”).

WHEREAS, Licensor owns certain intellectual property related to treatment of infertility and know-how relating to the commercial production and cellular generation of the hormone, follicle-stimulating hormone and related gonadotropin hormones for use in the treatment of infertility in both humans and animals.;

WHEREAS, Licensee desires to manufacture, or have manufactured by a third party contract manufacturing organization, gonadotropin hormones for use in the treatment of infertility using Licensed Patents, and Technical Information of Licensor relating to the manufacture of gonadotropin hormones.   Licensee desires to obtain rights to use Licensor’s US Patents, and an option to a pending patent application for  the commercial production of clinical grade gonadotropin hormones and, in addition, the Licensor’s intellectual property related to generation of crude materials containing gonadotropin hormones from certain cellular sources; and

WHEREAS, Licensor is willing to grant limited rights to Licensee under the terms and conditions herein to purify gonadotropins to appropriate clinical specifications  and generate crude gonadotropin containing mixtures from cell cultures for use as such or in further purification to appropriate specifications for the treatment of infertility.

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, the receipt and sufficiency of which is hereby acknowledged. the parties hereby agree as follows:

ARTICLE I

Definitions

As used in this Agreement:

 “Affiliate” as used herein shall mean any legal entity controlling, controlled by or under the common control of Licensor through stock ownership or other direct or indirect equity in levels of at least 50%, including voting rights, provided that such legal entity shall only be an Affiliate only for the time during which such control exists.

 “Best Efforts” as used herein shall mean promoting and advancing fertility treatment products of the Licensed Products consistent with industry standards for products of similar commercial importance.

 “Effective Date” shall be the date this Agreement is approved according to Section 14.

“Field of Use” as used herein shall mean treatment of infertility..

 “Force Majeure” means (i) an act of God or of public enemy or war (declared or undeclared) or of persons engaged in subversive acts, espionage or civil commotion, (ii) an act of governmental or quasi-governmental persons, government regulations or restrictions imposed by law or by court action, (iii) a fire, flood, earthquake, explosion or other catastrophe, (iv) an epidemic or quarantine restriction, (v) a strike, slowdown, lockout or labor stoppage, or (vi) a failure of usual sources of supply of materials, parts, power or transportation, provided that any such event described in clauses (i) through (vi) interferes with or prevents the performance by either Party without the fault or negligence of such Party or any of its affiliates.

 “Licensed Manufacturing Territory”  shall mean the United States of America..

“Licensed Patents” as used herein means any and all patents, patent applications or utility models owned by Licensor during the Term of this Agreement, which are either pending or in force during the Term and relate to any Licensed Product, or any item of Technical Information.  “Schedule A” attached hereto is a current list of Licensed Patents.

“Licensed Products” as used herein means manufacturing methods for purification of gonadotropins &/or methods to generate crude mixtures of gonadotropins for further purification by use of licensed methods and all components and related products which are designed or developed by or for Licensee utilizing Technical Information and Licensed Patents as identified on Schedule B.

“Optioned Patent Application” as used herein means the pending PCT patent application PCT/US10/56986 entitled “Induced Pluripotent Stem Cells & Related Methods.”

“Licensed Sales Territory” shall mean any country in the world.

“Gross Sales” as used herein means gross monies, gross sales, or the monetary equivalent of consideration, whether or not invoiced, billed or received by Licensee, attributable to Licensee’s use, sale, lease, or transfer of any Licensed Products.,

“OEM”, short for Original Equipment Manufacturer, means any customer of Licensee who sells vehicles into which Licensed Products are placed, or assembles parts for such a vehicle seller or customer of a vehicle seller.

 “Party” shall mean Licensor or Licensee.  “Parties” shall mean Licensor and Licensee, collectively.

“Fertility treatment as used herein means administration of gonadotropin hormones including FSH, LH and hCG alone or in any combination to treat infertility by rendering an infertile entity fertile, and parts thereof.

 “Royalty Payment” shall have the meaning in Section 3.1.

 “Technical Information” as used herein means any and all know-how, confidential information, trade secrets, descriptions, data and advice, oral or written, including reports, letters, drawings, training and operational manuals, specifications, bills of material, sources of materials or supplies, and photographs relating to machines, compositions, facility layouts, designs,  techniques, inspecting, testing, packaging, processes, advertising and merchandising programs, and the like, used by Licensor in the manufacturing, processing, inspecting, testing, packaging, marketing, distributing or sale of infertility treatments in the regular course of its business during the term of this Agreement or developed by Licensee during the term of this Agreement, but shall not include:

a)

Any information which Licensor has received or receives from a third party, which information Licensor is unable to disclose or license lawfully to Licensee; or

b)

Any information that Licensor develops for, or develops in cooperation with a third party and which information Licensor is unable to disclose or license lawfully to Licensee;

c)

Any information that requires the payment of royalties by Licensor for use of the information to such third party except when such use by Licensee is permissible on payment of an appropriate royalty by Licensee.

“Term” shall mean 5 years from the Effective Date.

“Manufacturing Territory” as used herein shall mean the United States of America.

“Sales Territory” as used herein shall mean any country in the world.

ARTICLE II

Licenses and Limitations

2.1

Subject to the provisions of this Agreement, Licensor hereby grants to Licensee, for the Term, an exclusive, sub-licensable license to use the Licensed Patents and Technical Information to manufacture clinical grade gonadotropin hormones including FSH in the Manufacturing Territory for sale within the Sales Territory in the Field of Use.

2.2

Sublicense.  Subject to the provisions of this Agreement, Licensor hereby grants to Licensee the right to sublicense the rights granted in Article 2.1.  Licensee may sublicense the manufacturing rights licensed to it under Section 2.1 upon the prior written consent of the Licensor.  Licensor shall not unreasonably withhold, delay or condition its consent to any sublicense proposed by the Licensee that meets the following conditions:  i) is in writing; ii) terminates automatically upon termination of the applicable license under this Agreement; iii) imposes obligations of confidentiality upon the sub licensee at least as stringent and otherwise consistent with such obligations between the Parties in this Agreement; iv) provides for the Licensor as a third party beneficiary of the sublicense having the right to enforce a breach of confidentiality or breach of the scope of the sublicense directly against the sub licensee; v) as between the Licensor and the sub licensee, allocates ownership of all Intellectual Property developed by the sub licensee that constitutes improvements to the licensed subject matter to the licensor; and vi) does not permit sublicensing by the sub licensee.  Licensee shall remain jointly and severably responsible and liable for all acts and omissions of such sub-licensee.  Licensee shall supply a copy of any sublicense agreement to Licensor.  All other attempts to sublicense shall be null and void.

2.3

Limitations on Rights.  No rights, immunity or licenses are granted or conveyed by Licensor to Licensee to manufacture Licensed Products outside the Manufacturing Territory or otherwise make, use sell or offer for sale the Licensed

Products, Licensed Patents, and Technical Information outside the Sales Territory.  Licensor reserves all rights not expressly granted herein.

2.4

Contract Manufacturing.

Should Licensee desire to disclose Technical Information to a third party to have such third party manufacture Licensed Products for Licensee, then such third party manufacturer shall agree to and be bound by an appropriate written confidentiality agreement prior to receipt of the Technical Information and on terms as least as strict as those provided in this Agreement.  Licensor shall be notified in writing of such planned disclosure of its Technical Information to a third party manufacturer at least fifteen (15) days in advance of such planned disclosure of its Technical Information so that it has an opportunity to object to the third party’s receipt and use of the Technical Information.  If Licensor objects to such planned disclosure, then the Licensee shall not disclose the Technical Information to the third party manufacturer.  Licensee shall continue to be responsible for insuring compliance of its obligations of confidentiality, including the obligations of any third party manufacturer.

2.5

Standards of Business Conduct.

Licensee shall operate in accordance with Licensor’s Standards of Business Conduct, a copy of which is attached at Schedule C, which may be changed by Licensor in its sole discretion from time to time without prior notice.

ARTICLE III

Royalty Payment and Reports

3.1

In consideration of the rights and licenses herein granted in the Licensed Patents and Technical Information, Licensee shall pay Licensor:  a non-refundable payment of $200,000 (“License Fee”), payable upon the effective date of this agreement through the forgiveness of certain debts as described in the attached “Agreement to Convert Debt dated March 29, 2011”.  In addition there shall be a payment of three percent (3%) of the Gross Sales of all Licensed Products made, used, sold, offered for sale, imported, leased, or otherwise transferred by or on behalf of Licensee (“Royalty Payment”) during the first year following sales of Licensed Product.  Such Royalty Payment shall be 4% of the Gross Sales of all Licensed Products during the second year of sales of Licensed Product.  Such Royalty Payment shall be 4.5 % of the Gross Sales of all Licensed Products during the third year of product sales and shall remain at this level throughout the remaining term of the agreement .  Gross sales shall be adjusted appropriately for refunds and volume discounts offered by the Licensee to its customers..

3.2

A Licensed Product shall be deemed sold and the royalty obligation shall accrue when such Licensed Product has been billed, invoiced, shipped, delivered to another party, irrespective of when collected by the Licensee, whichever event occurs first.

3.3

Licensee shall be responsible for and pay all taxes and all governmental impositions of every character, except income taxes required by the laws of the United States or any political subdivision thereof, to be assessed on or paid by or on behalf of Licensor, or withheld by Licensee as a tax upon, or as a condition of receipt of the payments provided for by this Agreement.

3.4

Sublicensing Payments.

Licensee shall remit to Licensor 0ne (1.0) % of any and all revenues it’s sub licensees owe Licensee from any sublicenses granted under this Agreement, irrespective of the total income or compensation that Licensee receives.

3.6

Payment Location.

Licensee shall remit all payments to Licensor under this Agreement drawn on a United States bank to Vitro Diagnostics, Inc, 4621 Technology Drive, Golden, CO 80403, or such other location that the Licensor may designate.   The receipt or acceptance by Licensor of any payment shall not prevent the Licensor from subsequently challenging the validity or accuracy of such payment.

3.7

Written Confirmation.  Written confirmation of each electronic transfer shall be immediately transferred to Licensor.  Royalty Payments under Articles 3.1 and 3.2 shall be made within thirty (30) days after the end of each immediately preceding calendar quarter throughout the term of this Agreement.

3.8

Currency.

All payments made pursuant to this Agreement shall be made in U.S. Dollars.

3.9

Unconditionality.  Notwithstanding any other provision of this Agreement, the obligations of Licensee to make payment to Licensor pursuant to this Agreement shall be unconditional.  Upon expiration or termination, all payment obligations shall be accelerated and shall be immediately due and payable.  Licensee shall not create or grant any security interests in this Agreement or the rights thereof.

3.10

Late Payments.

Payments made after the due date will accrue interest at a rate of the then current prime interest rate plus three percent (3%) until full payment, including all accrued interest, is paid to Licensor.  Such interest shall be calculated on each overdue amount from the date such amount becomes overdue until the date of Licensor’s actual receipt of payment thereof.  The payment of such interest shall not be the exclusive remedy nor shall it be in lieu of any other remedy to which the Licensor shall be entitled to as a result of any default by Licensee in making any payment pursuant to this Agreement.  Licensee shall not create or grant any security interest in this Agreement or the rights thereof.

3.11

Records.

Licensee and any sub licensees shall keep accurate books and records in English on a country-by-country basis containing all data necessary for the determination of Royalty Payments and/or covering all transactions relating to this Agreement, including invoice, manufacturing records, correspondence and other documents showing the quantity, prices, deductions, and date of use, sale, lease, or other transfer of all Licensed Products used, sold, leased, or otherwise transferred by Licensee and any sub licensees during the term of this Agreement, and for three (3) years after the termination or expiration of this Agreement.  Licensee and sublicensee shall consistently use separate numbers or symbols to identify Licensed Products.

3.12

Royalty Report.

Licensee shall furnish Licensor, within thirty (30) days after the end of each immediately preceding calendar year throughout the term of this Agreement, a certificate signed by an officer of the Licensee in English on a country-by-country basis showing the quantity, gross sales sold or otherwise disposed of by Licensee and any sub licensees in the form of Schedule D during the immediately proceeding year, even if there were no sales, together with receipts for any taxes withheld by Licensee/sub licensees, or paid on behalf of Licensor, or a substantially similar alternative form approved in advance and in writing by Licensor, and certifying such report as accurate and true.  Licensor shall have the right in its sole discretion to change the form from time-to-time with thirty (30) days written notice to Licensee.  The receipt or acceptance by Licensor of any royalty statement shall not prevent Licensor from subsequently challenging the validity or accuracy of any statement or report.

3.13

Audit.

Licensor, or its duly authorized representative, shall have the right, upon two weeks advance notice, from the commencement of this Agreement until three

(3) years after the termination or expiration of this Agreement, to inspect and audit the books and records of Licensee/sub licensee with respect to Royalty Payments and Gross Sales.  Licensee shall cooperate to enable Licensor or its authorized representative to carry out such inspection and examination, and Licensor shall have free and full access thereto for such purposes and shall be permitted to make copies thereof and extracts there-from.

3.14

Audit Deficiency. If any inspection or audit reveals a deficiency in the amount of accrued Royalty Payments in any particular reporting calendar quarter, then Licensee shall be deemed in default of this Agreement. Within thirty (30) days of notice of the deficiency in Royalty Payments paid to Licensor by Licensee, Licensee shall pay Licensor the deficiency Royalty Payments including interest within fifteen (15) days of such notice by Licensor.

3.15

Excess.  If any inspection or audit reveals a deficiency of ten percent (10%) or more in the amount of accrued Royalty Payments in any particular reporting calendar year, then Licensee shall pay Licensor within thirty (30) days of such notice by Licensor the costs and fees associated with such audit or inspection.

ARTICLE IV

Quality Control

4.1

It is agreed by Licensor and Licensee that any product sold under this agreement must comply with all regulatory conditions necessary for sale of product within the sales territory. Licensor shall assist Licensee/sub-licensee in gaining such regulatory approval by providing technical support in identity testing of final product or intermediates and other aspects involved in gaining regulatory compliance.  Licensee shall notify Licensor of all regulatory submissions and approvals regarding the Licensed products during the term of this agreement.

4.2

Licensee shall make a reasonable effort to comply with and satisfy all current and future industry standards, decrees, government orders, laws, and regulations in Manufacturing Territory relating to the manufacture, sale, packaging, shipment, advertising, storage, use or distribution of Licensed Products.

ARTICLE V

Protection of Technical Information

5.1

During the term of this Agreement and thereafter, the Licensor and Licensee shall keep confidential all Technical Information acquired from the disclosing party.  The recipient of Technical Information shall restrict access to the Technical Information to its employees who have a need to know, and only upon being advised of the recipient’s obligation to maintain the confidentiality of the Technical Information. The recipient shall not disclose the Technical Information to any third party.

5.2

If Technical Information is disclosed in writing, then the disclosing party may mark Technical Information as “confidential,” “proprietary,” or with another similar designation. If Technical Information is disclosed orally or visually, then the disclosing party may identify the Technical Information as such, and may mark it as “confidential,” “proprietary,” or with another similar designation within thirty (30) days after such disclosure.

5.3

Technical Information shall not be deemed confidential if such Technical Information can be established by the recipient through clear and convincing documentary evidence:

a)

to have been in the public domain at the time of disclosure by the recipient, or is thereafter established to be in the public domain other than through a breach of this Agreement by the recipient;

b)

to have been in the possession of the recipient prior to receipt from the disclosing party; or

c)

is lawfully obtained, without solicitation, from a third party under circumstances permitting the receiving party to use or disclose the Technical Information without restrictions.

Technical Information shall not be deemed in the public domain merely because any part of such Technical Information is embodied in general disclosures or because individual parts, components or combinations thereof are now or became known or available to the public.

5.4

If Technical Information is required by law, court order or governmental agency order to be disclosed, then the recipient shall immediately notify the disclosing party that production or disclosure has been ordered and provide the disclosing party with a copy of the relevant documents on such production or disclosure, to the extent permitted by law, and shall take all reasonable steps and cooperate with the disclosing party to limit disclosure of the Technical Information.  The recipient shall be permitted to comply with the law, court order or government agency order.  Such action shall not remove the remaining restrictions and obligations of recipient for the use and non-disclosure of the disclosing party’s Technical Information.

5.5

The recipient shall treat all Technical Information with the same degree of care that recipient treats its own confidential information of similar value, but no less than a reasonable degree and care, that it does not wish to have disclosed, disseminated or published.

5.6

The disclosing party shall own all Technical Information, including improvements thereto.

5.7

The recipient will give prompt written notice to the disclosing party of any unauthorized use or disclosure of its Technical Information or Technical Information provided by the disclosing party to the recipient. The recipient agrees to use commercially reasonable efforts to assist the disclosing party in remedying any unauthorized use or disclosure of such Technical Information.

ARTICLE VI

Transmission of Technical Information

6.1.

During the term of this Agreement, Licensor shall furnish Licensee any specific item of Technical Information within the scope of this Agreement and in its possession requested by Licensee.

6.2

Licensee shall pay Licensor in United States Dollars, within net 30 days of being invoiced by Licensor therefore, all out-of-pocket expenses incurred by Licensor in supplying Technical Information requested by Licensee; provided, however, that such expenses shall not include Licensor’s expenses in developing or acquiring such Technical Information.

6.3

All Technical Information made available or disclosed by Licensor to Licensee is solely for Licensee’s own use in the manufacture and sale of Licensed Products in accordance with this Agreement.

ARTICLE VII

Indemnification

7.1

Licensee shall bear the sole responsibility to Licensor for any defects in the quality or performance of Licensed Products.

7.2

Licensee and/or its sub licensee shall indemnify, defend and hold Licensor, its directors, officers, agents and employees harmless from and against any and all demands, claims, causes of action, suits, damages, awards, settlements, losses and expenses, including costs and attorney fees, which in any manner result from or arise from this Agreement, including claims of third parties against Licensor based on the manufacture, sale or use of the Licensed Products, or any negligent, reckless or intentional act or omission of the Licensee, its employees or agents.

7.3 Licensor shall indemnify, defend and hold Licensee, sub-licensee or, its directors, officers, agents and employees harmless from and against any and all demands, claims, causes of action, suits, damages, awards, settlements, losses and expenses, including costs and attorney fees based on a breach by Licensor of its representations and warranties made within this agreement.

7.4

This indemnification under Article 7.2 shall include, without limitation, liability for patent, trademark, or copyright infringement caused by Licensee’s and sublicenses’ use of Licensed Patents, Technical Information or any other information made available to Licensee by Licensor, product liability for any injury, loss or damage, resulting from the use of any Licensed Patents, Technical Information or any other information made available to Licensee by Licensor, and injuries to or the death of any employee or agent of Licensee caused by said employee or agent while in or about any of the manufacturing plants or offices or places of business of Licensor for the purpose of receiving training or inspecting equipment or otherwise in the performance or observance of this Agreement.

7.5

Insurance.  Licensee shall, beginning with the Effective Date and throughout the life of the Licensed Product, obtain and maintain at its own cost and expense commercial general liability insurance including contractual and product liability insurance, from a qualified insurance company licensed to do business in the USA naming Licensor, its officers, directors, agents, employees and shareholders as an additional insured.  Such coverage shall be written on an occurrence form in the minimum of Five Million ($5,000,000) U.S. Dollars for bodily injury or property damage and shall contain insurance combined single limit for each occurrence and shall provide protection against all claims, demands, and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof. The policy shall provide for sixty (60) days notice to Licensor from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation, or termination thereof.  Licensee agrees to furnish Licensor a certificate of insurance evidencing the same at execution of this Agreement, if practical, and upon renewal or reissuance. Licensee shall not manufacture, distribute or sell the Licensed Products prior to receipt of Licensor of such evidence of insurance.

ARTICLE VIII

Improvements

8.1

During the term of this Agreement, the Licensor encourages technical improvements to the methodology underlying the Licensed Patents and Licensed Products.  If either Licensor or Licensee make or acquire any improvement or new developments relating to Licensed Products or Technical Information, the improving party shall promptly advise the other party in writing of the details of the improvement.  Inventorship to patentable improvements under this Agreement will be determined by U.S. inventorship laws. In the event that an improvement is solely invented by Licensee, Licensee shall own all patent rights, worldwide.  In the event that an improvement is jointly invented by Licensor and Licensee, then Licensee agrees to assign its patent rights to Licensor, in exchange for amending this Agreement to include the improvement patent application(s) or patent(s) in Schedule A (Licensed Patents).  In the event that the improvement is solely invented by Licensor, Licensor shall own all patent rights, worldwide.  In the case of joint inventions, if one party is not interested in filing for patent protection, the joint inventor will cooperate with application for patent protection in various countries on the improvement.

8.2

Licensee/sub licensees hereby grant Licensor a royalty-free, permanent, non-exclusive license under all improvement patents owned, applied for or acquired by Licensee/sub licensees during the term of this Agreement and which define an invention relating to Licensed Products or Technical Information.

8.3

The improving party will have the sole right to determine the treatment of any Improvements, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyright or trademark on them in its own name, or to follow any other procedure that Licensor deems appropriate.

8.4

In the case of joint ownership, Licensee/sub licensees shall assist Licensor or its representative or nominee upon its request during or subsequent to the term of this Agreement to obtain, maintain and enforce patents, copyrights, and other intellectual property protection for Improvements. Licensee shall execute, acknowledge, and deliver to Licensor all documents, paper and instruments, and provide Licensor with all facts known to Licensee regarding the Improvements, and testify, make oaths or declarations, and provide such assistance as Licensor or its representative or nominee may reasonably require to establish, maintain and enforce its rights and title in and to such Improvements.

8.5

The parties shall keep and maintain adequate and current written records in English of all Improvements in the form of notes, sketches, drawings databases, computer or other electronic files and/or reports relating thereto.  The parties shall advise and communicate promptly and fully to the other in writing and in English the details of all Improvements authored, made, conceived, or reduced to practice by it (whether made solely by him or jointly with others) during the term of this Agreement..

8.6    If, during the term of the Agreement, Licensor introduces or replaces any of the Licensed Products with a new model or improves the Licensed Products, the improvement or new model shall not be deemed to be included as a License Product in this Agreement, except as may occur through amendment of this Agreement.

ARTICLE IX

Unpatented Inventions and Trade Secrets

9.1

Licensee may, during the term of this Agreement, request in writing that Licensor apply for patent protection in the USA or other countries on any item of Technical Information that Licensee reasonably believes to be patentable, except for any items of Technical Information which Licensor elects to treat as a trade secret.

9.2

In the event that Licensor shall not apply for such patent protection or designate such item as a trade secret within sixty (60) days following such written request, then Licensee shall have the right to apply for and obtain such patent protection thereon in such countries in its own name and at its own expense and Licensor shall cooperate with Licensee to achieve that result. Licensee [and its sublicenses] shall grant Licensor a royalty-free, permanent non-exclusive license together with the right to grant sublicenses under all resulting patents.

ARTICLE X

Disclaimers

10.1

Licensor makes no warranty or representation as to the enforceability validity or scope of any Licensed Patent nor to the accuracy or usefulness for any purpose of any Technical Information or any other information made available to Licensee under this Agreement.  Licensee shall bear the sole responsibility for Licensee’s ability to assimilate and use Technical Information.  Under no circumstance shall Licensor be liable to Licensee or any third party for any indirect or consequential damages arising out of any performance or non-performance under this Agreement.

10.2

Licensor does not give any guarantees that the use of the Patent Rights is not or will not be limited by the rights of a third party.

10.3

Licensee warrants that it has the financial resources and business operations that will enable it to manufacture, distribute, sell or otherwise distribute or commercialize the Licensed Product in the Territory and shall use its Best Efforts during the initial and renewal terms thereof to promote the distribution and sale of such Licensed Products in the Territory.

10.4

Licensee agrees that it shall, in good faith and with reasonable diligence, conduct all operations in accordance with the highest standards of business customers of the industry and that it will endeavor to sell Licensed Products throughout the Territory, utilizing its skill and resources in such efforts to the extent that high standards of business practice or judgment dictates.

ARTICLE XI

Infringement

11.1

The parties agree that it is desirable that the rights and licenses hereunder be maintained free of infringement by third parties. If any instance of infringement should come to the attention of Licensee and its sublicenses, Licensee will forthwith notify Licensor in writing of such infringement.  Licensor is not bound to bring suit or take any other action with respect to such infringement.

ARTICLE XII

Technical Assistance and Training

12.1

During the term of this Agreement and upon the written request of Licensee from time to time, Licensor shall at such mutually agreeable times arranged in advance and for such reasonable duration, which will not unduly interfere with the normal operations of either Licensor or Licensee, to:

a)

 Permit duly authorized representatives of Licensee to visit, the Licensor’s operational facilities to engage in technical discussions, demonstrations, review of technical data and related activities which facilitate the transfer of technology from the Licensor to the Licensee as related to the manufacture of Licensed Products.  The Licensor agrees to provide its best efforts to provide a total package of technology transfer to the licensee; and

b)

 Make available to Licensee at Licensee’s facilities, at Licensee’s expense and at Licensee’s request, for a period not to exceed thirty (30) man-days in any calendar year, the services of one or more employees of Licensor who are familiar with Technical Information for consultation concerning Licensee’s use of Technical Information and training of Licensee’s personnel. Licensee shall take responsibility for supervision of Licensor’s personal, physical well bearing, life and property.

12.2

The Licensee shall advise Licensor in writing at least thirty (30) days prior to the date on which Licensee wishes Licensor to commence the provision of a given round of technical assistance or training, and with such notice, a schedule of the proposed areas in respect which technical assistance or training is being sought, the number of technical experts who will be required, the estimated mandate, and the dates for the provision of such technical assistance.   Licensor shall promptly advise Licensee upon receipt of such notice whether or not Licensor can furnish such technical assistance consistent with the proposed schedule and, if not, shall propose a reasonable alternative arrangement or schedule therefore.

12.3

Licensor’s personnel providing technical assistance to the Licensee shall not be considered for any purpose to be employees, agents or representatives of the Licensee.

12.4

Licensor shall provide technical assistance and training to Licensee in English.  Should Licensee require an interpreter to receive the technical assistance, Licensee shall provide an interpreter at its cost and expense, including all costs for travel, food, lodging, medical, and other expenses.

12.5

Licensee shall pay Licensor in U.S. Dollars a per diem rate of six hundred fifty ($650) for each person, and shall pay for or reimburse Licensor for all necessary travel and substance/living expenses of such employees, which are incurred after execution of this Agreement, due upon receipt of invoice from Licensor.  Licensor’s personnel shall not work more than eight (8) hours in a day or forty (40) hours in a week.  All travel and subsistence expenses, medical expenses, and other personal expenses of such Licensor’s representatives shall be paid by Licensee.  Licensee shall furnish, at its own cost, adequate office space, with heating and air conditioning, equipment and competent interpreters for Licensor’s technical personnel to provide technical assistance to Licensee.

12.6

When receiving technical assistance at Licensor’s facility, the Licensee agrees that such technical assistance shall be provided in accordance with Licensor’s guidelines for such activities, including safety requirements, absence of unreasonable disturbance of Licensor’s business operation and in accordance with the instructions and directions of Licensor’s employees in charge of the technical assistance.

12.7

Licensor shall be entitled to suspend all technical assistance and cease providing technical information to Licensee immediately upon the failure of the Licensee to comply with all financial payments to Licensor.

12.8

All costs and expenses shall be subject to an annual adjustment based on the price increases reflected in the U.S. Consumer Price Index.

12.9

The Licensee shall use all reasonable efforts to assure that the personnel of Licensor sent to Licensee to perform technical assistance or training referred to in this Agreement shall have full and free access to the Licensee’s premises and information necessary for Licensor to perform its duties hereunder.

12.10

The Licensee shall respond promptly to any request for guidance, instructions or information reasonably requested by Licensor to enable it to perform the technical assistance and training referred to in this Agreement.

12.11

Licensor shall provide or cause its relevant companies to provide appropriately qualified technical experts who shall carry out the technical assistance and training hereunder with reasonable skill, care, and promptness.

12.12

Except as expressly provided in this Agreement, no other warranty with respect to the technical assistance or training is or shall be deemed to be given to the Licensee by the Licensor.

ARTICLE XIII

Option to Pending PCT application

13.1 Title to the pending PCT patent application PCT/US10/56986 entitled “Induced Pluripotent Stem Cells & Related Methods” (A copy of which is attached hereto), and all related filings shall vest to the LICENSOR. To the extent that LICENSOR has the legal rights to do so, LICENSOR hereby grants to Licensee an option to an exclusive or non-exclusive license to make, use, or sell any such Invention for the application of the treatment of infertility solely on reasonable terms and conditions, including reasonable royalties, as the parties mutually agree in separate writing.  The term of this option shall be the term of this Technology License, Option License and Technology Assistance Agreement. The obligation for this option shall terminate should the parties fail to agree on mutually agreeable terms within 45 days from the date of Licensee’s election of the option, or as may be mutually extended.

ARTICLE XIV

Effective Date and Term

14.1

This Agreement, unless sooner terminated as hereinafter provided, shall be effective as of the Effective Date, which is March ____, 2011, and shall extend for an initial period of five (5) years and shall be automatically renewed for additional two year periods until terminated by either party upon written notice to the other party at least 60 days prior to end of initial or any subsequent period of its intent not to renew the Agreement. Absent such notice, the Agreement automatically shall renew without requiring any further action or notice by the Parties.

ARTICLE XV

Termination

15.1

If either party shall be in default or breach hereunder, then the other party may give written notice to the defaulting party specifying the particulars of the default or breach.  In the event that the defaulting party does not or cannot fully remedy the default or breach within sixty (60) days of the written notice, then the default or breach is considered a material breach and the other party may, at its option, immediately terminate the Agreement.

15.2

In the event that Licensee suspends its payments, becomes insolvent, enters or becomes subject to a petition for bankruptcy, makes an assignment for the benefit of its creditors, suffers an attachment of all or substantially all of its assets, changes its legal form of organization by consolidation, winding-up, or otherwise, or in the event that this Agreement or any rights arising hereunder shall become subject to attachment, then Licensor shall be entitled, at its option, to terminate this Agreement forthwith through notice to Licensee.

15.3

Causes for Termination:

Notwithstanding the other provisions of this Agreement, this Agreement shall be subject to termination by Licensor by written notice following the occurrence of one or more of the following events:

(a)

Failure to meet royalty payments set forth in Article 3;

(a)

If Licensee fails to obtain or maintain the insurance requirements in Section 7.4;

(b)

If Licensee is in default or breach at least three (3) times within a twelve month period, irrespective of whether or not the breach or default is cured or not;  or

(c)

Any actual or defacto changes in control of Licensee.

(d)

Licensee or any related entity manufacturers, distributes or sells any Licensed Product that infringe the patent rights of a third party or misappropriate the trade secrets or confidential information of a third party.

(e)

Any government agency or court of confident jurisdiction find that the Licensed Products are defective in any way, manner and form and Licensee fails to cure this defect within fifteen (15) days from receipt of notice from such court or agency.

(f)

Licensee is convicted of or pleads nolo contendere to a felony which adversely impacts the reputation of the Licensor, in Licensor’s reasonable opinion.

(g)

Licensee fails to pay within sixty (60) days when due any federal or state income, service, sales or any other tax due on Licensee’s operation, unless it in good faith contests its liability of such taxes, has effectively stayed such enforcement of liability and established  an adequate reserve for payment of such taxes.

(h)

Licensee does not achieve sales of Licensed Products within the Sales Territory within two & one-half years of the effective date of this agreement

(i)

The Licensee shall become disabled or deceased.

15.4

Notwithstanding the provisions of Section 15.3, if any valid applicable law or regulation of a government authority having jurisdiction over this Agreement, the Licensor and/or Licensee, limits Licensor’s rights of termination or required a different or longer periods than those set forth herein, then Section 15.3 shall be deemed amended solely to conform to such law or regulations.

ARTICLE XVI

Rights After Termination

16.1

Upon the termination or expiration of this Agreement for any reason, all rights and licenses granted herein shall be extinguished and Licensee/sub licensee shall not utilize any Licensed Patents, Technical Information and shall return to Licensor any and all Technical Information and copies thereof in the possession of Licensee and its sublicenses. This provision shall survive any termination or expiration of this Agreement.

16.3

Termination or expiration of this Agreement shall not affect the obligation of Licensee to pay or the right of Licensor to receive any payments, interest or other amounts due hereunder prior to such termination or expiration.  Termination or expiration of this Agreement shall not relieve Licensee or Licensor of their respective obligations hereunder (including the obligation to pay royalties under Article III) which subsist or are to be performed after such termination or expiration, including the obligations under Articles VII, VIII, IX, and X.

ARTICLE XVII

Notice

17.1

Any notice required hereunder shall be given in English and facsimile or E-mail and confirmed by registered airmail addressed or express courier to the other party at the addresses set forth below, or to such other address as specified by such other party by written notice:

To Licensor:

Vitro Diagnostics, Inc.

Attention:  Dr. Jim Musick

4621 Technology Drive

Golden, CO 80403

FAX: (303) 762-1240

E-mail: jim@vitrodiag.com

To Licensee:

James T Posillico, Ph.D.

5 Topping Way

Chester, NJ 07930-2147

E-mail: jposillico@marksman-cellject.com

 or jposillico@earthlink.net.

Any such notice shall be considered to have been given on the day after the date it was sent by E-mail or facsimile, with reference to the local date and time applicable to the sender, or two (2) days after sent by express courier.

ARTICLE XVIII

Arbitraton

18.1

Except for claims involving third parties and actions seeking emergency, temporary or preliminary relief, or interlocutory relief for protection on intellectual property rights, including contractual claims, any claim or controversy arising out of this Agreement that cannot otherwise be settled amicably between the parties shall be submitted to arbitration. Such arbitration shall be conducted in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (“ICC”).  The decision of such arbitration proceeding shall be conclusive and binding upon the parties hereto and the parties agree to be bound and to act accordingly.

18.2

Place and Language.  The Arbitration proceedings shall take place in Denver, CO.   The Arbitration proceedings including the submissions and hearing will be conducted solely in the English language.

18.3

Cost of Arbitration. In the event of administrative action, legal action, litigation or other dispute resolution concerning this Agreement, the prevailing party shall be entitled to recover attorney fees and costs from the other party, as well as any other relief or damages that the prevailing party may be entitled to or granted.

ARTICLE XIX

Force Majeure

19.1

If the performance of this Agreement, or of any obligation hereunder is prevented, restricted or interfered with as a direct result of an event that is unforeseen, and the occurrence and consequence of which cannot be avoided or prevented such as a Force Majeure or any other acts beyond the reasonable control of a party hereto, the party so affected, upon giving written notice to the other party of such Force Majeure and specify the matter constituting such Force Majeure and the time period for which it is expected that such delay or prevention will continue, the party so effected shall be excused from such performance to the extent of such prevention, restriction or interference. The party so affected shall use its best efforts to remove such Force Majeure of non-performance and perform its obligations and reduce the losses to the other party and shall make up, continue and complete full performance with the utmost dispatch whenever such Force Majeure are removed. In the event of a Force Majeure event, the other party may take whatever actions or steps necessary to continue its business and are excused from its obligations and responsibilities under this Agreement.

ARTICLE XX

Taxes

20.1  All taxes, charges, levies, customs, duties and other fees in connection with the performance of this Agreement arising inside the Territory shall be borne by the Licensee.

20.2  In the event that any withholding or other taxes are levied by the Territory taxing authorities on payment of costs and expenses for the provision of technical assistance or other training, or any other sums to be paid by Licensee to Licensor hereunder, the Licensee shall pay such additional amounts to Licensor that may be necessary so that the Licensor shall receive the full amount of such sums as if such withholding or other taxes had not been levied.

20.3  The Licensee shall file with the appropriate government authorities an application for preferential tax treatments and shall make its best efforts to assist Licensor to try to obtain such preferential treatment in the form of an exemption form or reduction of withholding taxes on payments to be made to Licensor under this Agreement.

20.4

Any individual income tax composed in accordance with the laws of the Territory on the technical experts by the Licensor to the Licensee in connection with the performance of this Agreement shall be borne by the Licensee.

ARTICLE XXI

Law

21.1

Governing Law.  This Agreement and claims related thereto, including claims in tort, will be governed, construed and enforced in accordance with the laws of Colorado, and shall be deemed to have been made in the State of Colorado, regardless of that jurisdiction’s conflict of law provision.  The English language translation of this Agreement shall be controlling in the event of any conflict between translated versions.

21.2

Venue and Jurisdiction.  The parties agree, submit and consent that venue and jurisdiction for any dispute, administrative action or litigation relating to this Agreement shall be exclusively and only in a state court, federal court or administrative board or agency having venue and jurisdiction in Colorado.  The Licensee hereby expressly waives any objections that it has or may have to such exclusive jurisdiction and venue.

ARTICLE XXII

Miscellaneous

22.1

Illegal Disclosure.  Nothing herein shall be construed as requiring either party to disclose to the other party any information in violation of the laws of any country having jurisdiction over such party.  Nothing in this Agreement shall authorize the disclosure of classified security information, material or know-how of the United States of America.

22.2

U.S. Export Control Restrictions.  Licensee will not directly or indirectly sell or deliver any Technical Information or Licensed Products made by or in accordance with or utilizing any Technical Information in or to any country where such a sale or delivery by Licensor would be prohibited by virtue of the United States Export Control Regulations, the U.S. Trading with the Enemy Act, or by any similar law or regulation imposing restrictions on United States trade with foreign countries.

22.3

Entire Contract.  This Agreement, including the Schedules, constitutes the entire contract and understanding between the parties relative to the subject matter hereof, and, as of the date of this Agreement, cancels and supersedes all previous agreement, assertions, understandings, warranties and representations, whether written or oral, between the parties relating to the subject matter hereof.  No change or modification of this Agreement shall be valid unless in writing in English and signed by both parties. In the event of a conflict between this Agreement and any other document, this Agreement will supersede and govern.

22.4

Counterparts.  This Agreement may be executed in one or more counterparts in English, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

22.5

Waiver.  The failure of either party at any time to execute any of its rights under this Agreement will not be deemed to be a waiver of such rights and will not in any way prevent such party from subsequently asserting or exercising such rights or any other rights hereunder.

22.6

Binding Effect.  This Agreement is binding on the parties and their respective directors, officers, employees, agents, subcontractors, and successors.

22.7

Severability.  Every provision of this Agreement is intended to be distinct and severable from the other provisions.  The validity or enforceability of any provision or provisions hereof shall not affect the validity or enforceability of any other provision hereof.  If any provision of this Agreement or any portion thereof is or becomes invalid, illegal, unenforceable, under any applicable statute or rule of law or for any other reason, it will be deemed stricken and the rest of the Agreement will not be affected and shall remain in full force and effect.

22.8

Public Announcement. No party will make any public announcement or other disclosure with respect to the Agreement without the prior written approval of the other party, except as may be required by law or regulation, having in such case given notice of such requirement to the other party and having taken into due account its reasonable comments if any.

22.9

No provision of this Agreement shall be interpreted so as to bring either party into conflict with the laws or regulation of any country, state, government entity or supranational organization (notably the European Community), nor will Licensor be bound by any requirement which would result in material penalties and sanctions.

22.10

Disclaimer of Agency.  This Agreement shall not be deemed to constitute that a partnership, joint venture, association or any type of agency exists between the parties. Furthermore, this Agreement shall not be deemed to constitute that any party is an agent of the other party or has authorized any party to incur obligations on behalf of or to make on behalf of the other party any promises, warranties, representations or agreements.

22.11

Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, parents, subsidiaries, or otherwise related or affiliated companies, except as stipulated in Article XV (i).

22.12

Headings.  Section headings contained in this Agreement and the Project Plan are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement or any Attachments hereto for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions herein.

22.13

Construction.  The Parties have jointly participated in the negotiating and drafting of this Agreement.  In the event of an ambiguity or question of intent or interpretation with respect to any provision hereof, this Agreement (and any applicable or relevant provisions(s)) shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any one Party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their authorized representatives.

Vitro Diagnostics, Inc Licensor

Licensee

By: /s/ Jim Musick

By:/s/ James T. Posillico

Name: Jim Musick, Ph.D.

Name: James T. Posillico, Ph.D.

Title: President and CEO

Title:

Date:March 29, 2011

Date:March 29, 2011

Schedule A

Licensed Patents

1.

United States Patent Number 5,990,288, Method for Purifying FSH.  Attached hereto as a complete copy.

2.

United States Patent Number  6,458,593 B1, Immortalized Cell Lines and Methods of Making The Same. Attached hereto as a complete copy.

Schedule B

Licensed Products

1.

FSH produced through use of US Patent no. 5,990,288.

2.

FSH, LH and/or hCG produced through use of US Patent no. 6,458,593 B1.

3.

FSH, LH and/or hCG produced through use of US Patent no. 6,458,593 B1 and subsequently purified through use of US Patent no. 5,990,288.

4.

FSH, LH and/or hCG produced through technology and know-how transferred from the Licensor to the Licensee/Sub-licensee.

5.

Formulations of fertility drugs used to treat infertility produced through technology and know-how transferred from the Licensor to the Licensee/Sub-licensee.

6.

Licensed Products described in Nos. 4 & 5 above, are to be mutually agreed as such by both Licensor and Licensee.

Schedule C

Licensor’s Standard of Business Conduct

Treatment of infertility using hormone therapy requires regulatory compliance necessary to assure safety and efficacy of such medical treatments.  The Licensor considers compliance with current Good Manufacturer Practices (GMP) for drug substances to be a critical component in the commercial production of gonadotropin hormones that are the subject of the present agreement.  The basic tenants of GMP manufacturing include traceability of manufacturing materials, independence of quality control from manufacturing and use of strict manufacturing controls to assure lot-to-lot reproducibility.  Both the Licensor and the Licensee’s personnel are professional scientists with considerable expertise in manufacturing within a GMP-regulated environment.  The Licensor expects the Licensee/Sub licensee to comply fully with all relevant regulatory conditions needed for commercial distribution of the Licensed Products within the Sales Territory.

An inherent component of the present agreement is that the Licensor will provide consultation and assistance to the Licensee/Sub-licensee regarding critical business functions necessary to commercialize the Licensed Products.  These business services include, but are not limited to, sourcing raw material products needed to produce gonadotropin hormones for use in the treatment of infertility, distribution of finished products to end-users and regulatory compliance.

SCHEDULE D

LICENSOR ROYALTY SUMMARY

Licensee/Affiliate:
SBU:
Division :
Location:
Royalty Report for the Period:
Licensed Product (Please submit a separate report for each Licensed Product):

Indicate currency for Gross Sales:
Gross Sales for the Reporting Period:
Royalty Rate (percentage)
Gross Royalty Due Licensor (Gross Sales times Royalty Rate):
Signature of Authorized Officer Certifying Foregoing to be Accurate

Name:
Title:
Date:

Send Completed form to:

Licensor